Exhibit 99.3

NEWS RELEASE www.vocaltec.com

MAGICJACK REPORTS FOURTH QUARTER AND FULL YEAR
2015 FINANCIAL RESULTS

•	Total net revenues of $101.0 million during FY15
•	Access rights renewal revenues were $65.8 million in FY15
•	FY15 GAAP operating income of $25.3 million, Adjusted EBITDA of $37.0 million
•	FY15 GAAP diluted EPS of $0.79, non-GAAP diluted EPS of $1.43
•	Generated $24.3 million in free cash flow during FY15
•	Cash and cash equivalents of $78.6 million and no debt as of December 31, 2015
•	Repurchased approximately $6.4 million of stock during Q4, $20.0 million in FY15

West Palm Beach, Fla. and Netanya, Israel, March 15, 2016 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications company, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“The fourth quarter marked the start to the next chapter in the company’s history,” said Gerald Vento, President and CEO of magicJack VocalTec.  “We have a number of growth opportunities that will leverage our core assets as well as open up new complementary markets.  Longer-term, our ability to maximize shareholder value will be driven by the execution of these growth initiatives supported by our ongoing free cash flow generation and strong balance sheet.”

Fourth Quarter 2015 Financial Highlights:

–
Net revenues: Total net revenues for the fourth quarter of 2015 were $24.6 million. Net revenues from the sales of magicJack devices were $3.8 million and access rights renewal revenues were $15.9 million, and accounted for 65% of total net revenues. Prepaid minute revenues were $1.8 million and access and wholesale charges were $1.6 million during the quarter. Other revenue contributed the remaining $1.4 million of total net revenues during the fourth quarter of 2015.

–	Operating income: GAAP operating income for the fourth quarter of 2015 was $7.0 million.

–	Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2015 was $9.2 million.

–	Net income: GAAP net income for the fourth quarter of 2015 was $1.9 million or $0.12 GAAP diluted net income per share based on 15.8 million weighted-average diluted ordinary shares outstanding.

–
Non-GAAP net income: Non-GAAP net income for the fourth quarter of 2015 was $6.0 million or $0.38 non-GAAP net income per share based on 15.8 million weighted-average diluted ordinary shares outstanding.

–
Cash and free cash flow: As of December 31, 2015, magicJack VocalTec had cash and cash equivalents of $78.6 million and no debt. During the fourth quarter of 2015, the company generated $5.6 million in free cash flow.

Full Year 2015 Financial Highlights:

–
Net revenues: Total net revenues for the full year 2015 were $101.0 million. Net revenues from the sales of magicJack devices were $15.9 million and access rights renewal revenues were $65.8 million, and accounted for 65% of total net revenues. Prepaid minute revenues were $8.2 million and access and wholesale charges were $6.0 million during the full year 2015. Other revenue contributed the remaining $5.1 million of total net revenues during the full year 2015.

–	Operating income: GAAP operating income for the full year 2015 was $25.3 million, compared to $13.6 million for 2014.

NEWS RELEASE www.vocaltec.com

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2015 was $37.0 million, compared to $29.6 million for 2014.

–
Net income: GAAP net income for the full year 2015 was $13.5 million, compared to $3.8 million for 2014. GAAP net income per diluted share was $0.79 based on 17.0 million weighted-average diluted ordinary shares outstanding for the full year 2015, compared to $0.21 per diluted, based on 17.9 million weighted-average diluted shares outstanding for 2014.

–
Non-GAAP net income: Non-GAAP net income for the full year of 2015 was $24.5 million or $1.43 non-GAAP net income per share based on 17.0 million weighted-average diluted ordinary shares outstanding, compared to $19.1 million, or $1.07 non-GAAP net income per share based on 17.9 million weighted-average diluted ordinary shares outstanding for 2014.

–	Free cash flow: During the full year 2015, the company generated $24.3 million in free cash flow, compared to $22.8 million for 2014.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Fourth Quarter 2015 and Recent Highlights:

–	As of December 31, 2015, magicJack had an estimated 2.44 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 105,000 subscribers during the fourth quarter of 2015. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended December 31, 2015, magicJack’s average monthly churn was 2.7%.

–	During the quarter ended December 31, 2015, magicJack VocalTec Ltd. repurchased 608,613 shares of common stock at an average price of $10.57 per share as part of its stock repurchase program.

–
Taking into account shares repurchased through December 31, 2015, the company repurchased a total of over 2.3 million shares at an average price of $8.59, which represents the full $20.0 million authorized amount under its stock repurchase program.

NEWS RELEASE www.vocaltec.com

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EST to review the company's financial results for the fourth quarter and full year 2015. To access this call, dial 1-877-723-9509 (United States), or 1-718-325-4798 (international), with conference ID #1831134. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through March 29, 2016, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #1831134.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, now in its fifth generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

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Non-GAAP Measures

The GAAP measures shown in this release exclude various items detailed further below.

–	magicJack defines adjusted net revenues as net revenues minus the impact of certain tax matters.

–
magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, transaction related expenses, severance payments, provision for device returns, transition costs related to introduction of a new device, a reversal of unused price protection accrual, the net change to provision for bad debt expense, write-down of inventory component, a legal settlement and certain tax matters.

–
magicJack defines non-GAAP net income as GAAP net income excluding: share-based compensation, impairment of intangible asset, transaction related expenses, severance payments, provision for device returns, transition costs related to introduction of a new device, a reversal of unused price protection accrual, the net change to provision for bad debt expense, write-down of inventory component, a legal settlement, gain on investments, increase (decrease) in tax valuation allowance, foreign currency revaluations on tax assets and net uncertain tax positions.

–	magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

NEWS RELEASE www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to expand our network of retail partners and to increase sales of magicJack devices; our ability to successfully integrate the magicJack GO and magicJack Express devices with our mobile app; our ability to successfully monetize our mobile app and market it globally; delays in development we may experience with respect to magicJack devices or our mobile app; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network and our ability to control costs; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
Net revenues	$24,631	$25,716	$100,962	$116,322
Cost of revenues	7,781	8,650	34,142	42,541
Gross profit	16,850	17,066	66,820	73,781
Operating expenses:
Marketing	2,469	5,204	9,409	20,434
General and administrative	6,250	7,191	27,547	33,912
Research and development	1,103	1,258	4,521	5,871
Total operating expenses	9,822	13,653	41,477	60,217
Operating income	7,028	3,413	25,343	13,564
Other income (expense):
Gains on investments	-	-	-	37
Interest and dividend income	3	9	26	117
Interest expense	-	(38)	(57)	(192)
Other income (expense), net	2	-	-	4
Total other income (expense)	5	(29)	(31)	(34)
Income before income taxes	7,033	3,384	25,312	13,530
Income tax expense (benefit)	5,094	7,186	11,802	9,745
Net income (loss)	$1,939	$(3,802)	$13,510	$3,785

Earnings (loss) per ordinary share:
Basic	$0.12	$(0.21)	$0.80	$0.21
Diluted	$0.12	$(0.21)	$0.79	$0.21
Weighted average ordinary shares outstanding:
Basic	15,715	17,841	16,975	17,831
Diluted	15,771	17,841	17,045	17,868

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
ASSETS	31-Dec-15	31-Dec-14
Current Assets
Cash and cash equivalents	$78,589	$75,945
Marketable securities, at fair value	367	367
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,925	3,903
Inventories	5,723	5,635
Deferred costs	2,097	2,765
Deferred tax assets, current	-	13,341
Prepaid income taxes	2,747	12,513
Deposits and other current assets	2,655	1,170
Total current assets	95,103	115,639

Property and equipment, net	3,302	3,564
Intangible assets, net	6,687	9,473
Goodwill	32,304	32,304
Deferred tax assets, non-current	30,689	32,510
Deposits and other non-current assets	751	743
Total Assets	$168,836	$194,233

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$1,086	$2,879
Income tax payable	-	9,197
Accrued expenses and other current liabilities	6,284	8,406
Deferred revenue, current portion	52,554	56,445
Total current liabilities	59,924	76,927

Deferred revenue, net of current portion	50,146	54,782
Other non-current liabilities	11,098	13,438
Total Capital Equity	47,668	49,086
Total Liabilities and Capital Equity	$168,836	$194,233

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Twelve Months	Twelve Months
	Ended	Ended
	31-Dec-15	31-Dec-14
Cash flows from operating activities:
Net income	$13,510	$3,785
Provision for doubtful accounts and billing adjustments	81	444
Share-based compensation	5,268	7,190
Depreciation and amortization	3,585	4,823
Impairment of intangible assets	-	2,464
(Decrease) increase of uncertain tax position	(1,789)	14,166
Deferred income tax provision (benefit)	12,863	(4,423)
Interest expense - non-cash	57	192
Gains on investments	-	(37)
Fair value loss on common equity put options	-	-
Changes in operating assets and liabilities	(8,211)	(3,579)
Net cash provided by operating activities	25,364	25,025
Cash flows from investing activities:
Purchases of investments	-	-
Proceeds from sales of investments	-	9,094
Purchases of property and equipment	(1,024)	(2,213)
Acquisition of intangible assets	-	(485)
Net cash (used in) provided by investing activities	(1,024)	6,396
Cash flows from financing activities:
Purchase of treasury stock	(20,000)	-
Payment of other current liabilities	(1,500)	(1,500)
Repurchase of shares to settle withholding liability	(198)	-
Proceeds from exercise of ordinary share options	2	27
Payment of other non-current liabilities	-	-
Net cash used in financing activities	(21,696)	(1,473)

Net increase in cash and cash equivalents	2,644	29,948
Cash and cash equivalents, beginning of period	75,945	45,997
Cash and cash equivalents, end of period	$78,589	$75,945

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RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
Net revenue	$24,631	$25,716	$100,962	$116,322
Certain tax matters	(309)	-	(309)	-
Non-GAAP net revenue	$24,322	$25,716	$100,653	$116,322

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
GAAP Operating income	$7,028	$3,413	$25,343	$13,564
Depreciation and amortization	708	1,012	3,585	4,823
Share-based compensation	1,362	1,476	5,268	7,190
Impairment of intangble asset	-	-	-	2,464
Transaction related expenses	79	603	738	603
Severance payments	-	-	1,331	-
Provision for device returns	-	153	(52)	740
Transition costs related to introduction of new device	-	110	5	468
Reversal of unused price protection accrual	-	-	-	(123)
Net change to provision for bad debt expense	1	(12)	75	(129)
Write-down of inventory component	375	-	375	-
Legal settlement	-	-	675	-
Certain tax matters	(309)	-	(309)	-
Adjusted EBITDA	$9,244	$6,755	$37,034	$29,600

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RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
GAAP Net income	$1,939	$(3,802)	$13,510	$3,785
Share-based compensation	1,362	1,476	5,268	7,190
Impairment of intangible asset	-	-	-	2,464
Transaction related expenses	79	603	738	603
Severance payments	-	-	1,331	-
Provision for device returns	-	153	(52)	740
Transition costs related to introduction of new device	-	110	5	468
Reversal of unused price protection accrual	-	-	-	(123)
Net change to provision for bad debt expense	1	(12)	75	(129)
Write-down of inventory component	375	-	375	-
Legal settlement	-	-	675	-
Gain on investments	-	-	-	(37)
Increase (decrease) in tax valuation allowance	1,463	(1,339)	1,314	(1,339)
Foreign currency revaluations on tax assets	(347)	4,326	353	4,326
Uncertain tax positions, net	1,111	1,196	864	1,196
Non-GAAP Net income	$5,983	$2,711	$24,456	$19,144

GAAP earnings per ordinary share – Diluted	$0.12	$(0.21)	$0.79	$0.21
Share-based compensation	0.09	0.08	0.31	0.40
Impairment of intangible asset	-	-	-	0.14
Transaction related expenses	0.01	0.03	0.04	0.03
Severance payments	-	-	0.08	-
Provision for device returns	-	0.01	(0.00)	0.04
Transition costs related to introduction of new device	-	0.01	0.00	0.03
Reversal of unused price protection accrual	-	-	-	(0.01)
Net change to provision for bad debt expense	0.00	(0.00)	0.00	(0.01)
Write-down of inventory component	0.02	-	0.02	-
Legal settlement	-	-	0.04	-
Gain on investments	-	-	-	(0.00)
Release of tax valuation allowance	0.09	(0.08)	0.08	(0.07)
Foreign currency revaluations on tax assets	(0.02)	0.24	0.02	0.24
Uncertain tax positions, net	0.07	0.07	0.05	0.07
Non-GAAP Earnings per share – Diluted	$0.38	$0.15	$1.43	$1.07

Weighted average ordinary shares outstanding - Diluted:	15,771	17,841	17,045	17,868

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)	Quarter	Quarter	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
Net cash provided by operating activities	$6,033	$1,519	$25,364	$25,025
Less: Capital expenditures	(476)	(302)	(1,024)	(2,213)
Free cash flow	$5,557	$1,217	$24,340	$22,812